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                                                                    EXHIBIT 99.2


                                     FORM OF
                          REGISTRATION RIGHTS AGREEMENT

       THIS REGISTRATION RIGHTS AGREEMENT, dated as of April 2, 1998, is entered into by and between Oasis Residential, Inc., a Nevada corporation (the "Company"), and Merrill Lynch International Private Finance Limited ("Merrill Lynch").

       In consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       SECTION 1.1.  DEFINITIONS.

       The following capitalized terms, as used in this Agreement, have the following meanings:

                  "AGREEMENT" means this Registration Rights Agreement, as it may be amended, supplemented or restated from time to time.

                  "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or Los Angeles, California are authorized by law to close.

                  "COMMISSION" means the Securities and Exchange Commission.

                  "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company.

                  "DEMAND REGISTRATION" has the meaning set forth in Section 3.1 hereof.

                  "DEMAND REGISTRATION STATEMENT" has the meaning set forth in
Section 3.1 hereof.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE RIGHTS AGREEMENT" means the Exchange Rights Agreement dated as of October 23, 1997 among the Company, the Operating LLC and the Unitholders.

                  "EXCHANGE SHARES" has the same meaning set forth in Section
2.1 hereof.



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                  "FILING DATE" has the meaning set forth in Section 2.1 hereof.

                  "INITIAL REGISTRATION STATEMENT" has the meaning set forth in
Section 2.1 hereof.

                  "ISCO" means ISCO, a California general partnership.

                  "LLC AGREEMENT" means the Amended and Restated Limited Liability Company Agreement of the Operating LLC dated as of October 23, 1997, as the same may be amended, modified or restated from time to time.

                  "LLC UNITS" has the meaning set forth in the LLC Agreement.

                  "LOAN" means the aggregate principal amount of all advances made by Merrill Lynch to ISCO pursuant to Section 2.1 of the Loan Agreement, together with all interest accrued thereon pursuant to the Loan Agreement.

                  "LOAN AGREEMENT" means that certain Loan and Collateral Account Agreement dated as of April 2, 1998 by and among ISCO, Edward Israel, Merrill Lynch and Merrill Lynch, Pierce, Fenner and Smith Incorporated.

                  "OPERATING LLC" means Oasis Martinique, LLC, a Delaware limited liability company.

                  "PERSON" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "PLEDGED LLC UNITS" means the 575,162 LLC Units owned by ISCO and subject to the security interest granted by ISCO pursuant to the Loan Agreement to secure the performance of the obligations of ISCO under the Loan Agreement.

                  "RESALE PROSPECTUS" has the meaning set forth in Section 3.5.

                  "RESALE REGISTRATION STATEMENT" has the meaning set forth in
Section 3.5.

                  "REINSTATEMENT PERIOD" has the meaning set forth in Section
3.1.

                  "S-3 EXPIRATION DATE" means the date on which Form S-3 (or a similar successor form of registration statement) is not available to the Company for the registration of Exchange Shares pursuant to the Securities Act.





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                  "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  "SUPPLEMENTAL RIGHTS PERIOD" has the meaning set forth in
Section 3.1.

                  "TERMINATION DATE" means the later of February 28, 1999 or the date on which the Loan is repaid in full.

                                   ARTICLE II
                                  REGISTRATION

       SECTION 2.1. INITIAL REGISTRATION STATEMENT. Subject to the provisions of
Article III hereof, the Company will file with the Commission a registration statement on Form S-3 (the "Initial Registration Statement") under Rule 415 under the Securities Act covering the issuance to Merrill Lynch of shares of Common Stock issuable pursuant to the Exchange Rights Agreement in exchange for Pledged LLC Units (the "Exchange Shares") and the resale by Merrill Lynch of the Exchange Shares, such filing to be made within the two (2) week period following the date (the "Filing Date") which is the later of (i) a date which is thirty
(30) days prior to the first date on which the Pledged LLC Units may be exchanged for the Exchange Shares pursuant to the provisions of the Exchange Rights Agreement or (ii) such other date as may be required by the Commission pursuant to its interpretation of applicable federal securities laws and the rules and regulations promulgated thereunder. The Company shall use its best efforts to cause the Initial Registration Statement filed with the Commission to be declared effective by December 24, 1998. In the event the Company is unable to cause the Initial Registration Statement to be declared effective by the Commission by December 24, 1998, then the rights of Merrill Lynch set forth in
Section 3.1 hereof shall apply to the Exchange Shares. Notwithstanding the availability of rights under Section 3.1 hereof, the Company shall continue to use its best efforts to cause the Initial Registration Statement to be declared effective by the Commission and if it shall be declared effective by the Commission, the obligations of the Company under Section 3.1 hereof shall be suspended for so long as the Initial Registration Statement shall remain effective. The Company agrees to use its best efforts to keep the Initial Registration Statement continuously effective until the Termination Date.


                                   ARTICLE III
                               REGISTRATION RIGHT

       SECTION 3.1.  REGISTRATION RIGHT IF FORM S-3 IS NOT AVAILABLE.

       If the Form S-3 Expiration Date shall occur prior to the Termination Date, the following provisions shall apply with respect to the Exchange Shares during the period commencing on the S-3 Expiration Date and ending on the Termination Date (the "Supplemental Rights Period"), provided,



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however, that the Supplemental Rights Period shall not include any period following the S-3 Expiration Date and prior to the Termination Date if during that period (the "Reinstatement Period") the Company shall again be entitled to use Form S-3 (or a similar successor form of registration statement) for registration of the Exchange Shares. During the Supplemental Rights Period, Merrill Lynch may make a written demand for registration under the Securities Act of all or part of the Exchange Shares (a "Demand Registration") and upon such demand the Company shall be obligated to register the Exchange Shares under the Securities Act in accordance with the provisions of this Agreement; provided, however, that the Company shall not be obligated to effect more than one Demand Registration. The Company shall file the registration statement required by this Section 3.1 (the "Demand Registration Statement") with the SEC within thirty (30) days of receipt of the requisite demand from Merrill Lynch and shall use its best efforts to cause the Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company shall use its best efforts to keep the Demand Registration Statement continuously effective until the Termination Date. A registration shall not constitute a Demand Registration under this Section 3.1 until the Demand Registration Statement has been declared effective.

       SECTION 3.2.  ADDITIONAL REGISTRATION PROCEDURES.

       In connection with any registration statement covering Exchange Shares filed by the Company pursuant to Section 2.1 or 3.1 hereof:

              (a) Merrill Lynch agrees to provide in a timely manner information requested by the Company regarding the proposed distribution by Merrill Lynch of the Exchange Shares and all other information reasonably requested by the Company in connection with the preparation of the registration statement covering the Exchange Shares.

              (b) In connection with the Initial Registration Statement and the Demand Registration Statement, if any, the Company will furnish to Merrill Lynch that number of copies of the registration statement or prospectus in conformity with the requirements of the Securities Act as Merrill Lynch may reasonably request in order to facilitate the disposition of the Exchange Shares by Merrill Lynch.

              (c) After the filing of the registration statement, the Company will promptly notify Merrill Lynch of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

              (d) The Company will use its best efforts to cause the Exchange Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed prior to or concurrently with the issuance thereof by the Company.

              (e) The Company will use its best efforts to register or qualify the Exchange Shares for sale under such securities or blue sky laws of those jurisdictions in the United States (where an exemption is not available) as Merrill Lynch reasonably (in light of Merrill Lynch's intended plan of distribution) requests, provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but





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for this paragraph (e), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction.

       SECTION 3.3.  MATERIAL DEVELOPMENTS; SUSPENSION OF OFFERING.

              (a) Notwithstanding the provisions of Sections 2.1 or 3.1 hereof or any other provisions of this Agreement to the contrary, the Company shall not be required to file a registration statement or to keep any registration statement effective if the negotiation or consummation of a transaction by the Company or any of its subsidiaries is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the registration statement of material information which the Company (in the judgment of management of the Company) has a bona fide business purpose for keeping confidential and the nondisclosure of which in the registration statement might cause the registration statement to fail to comply with applicable disclosure requirements; provided, however, that the Company will promptly notify Merrill Lynch of the foregoing. Upon receipt of any notice (the "Discontinuance Notice") from the Company of the happening of any event during the period the registration statement is effective which is of a type specified in the preceding sentence or as a result of which the registration statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading, Merrill Lynch agrees that it will immediately discontinue offers and sales of the Exchange Shares under the registration statement until the earlier of (i) the date on which the Company notifies Merrill Lynch in writing that the suspension of use of the registration statement for the reasons set forth in this Section 3.3(a) is no longer necessary, or (ii) the 90th day following the date on which Merrill Lynch shall have received the Discontinuance Notice. The Company may not require the discontinuance of offers and sales of the Exchange Shares under the registration statement pursuant to this Section 3.3(a) more than twice in any calendar year. If so directed by the Company, Merrill Lynch will deliver to the Company any copies of the prospectus covering the Exchange Shares in its possession at the time of receipt of the Discontinuance Notice.

                  (b) If all reports required to be filed by the Company pursuant to the Exchange Act have not been filed by the required date without regard to any extension, or if the consummation of any business combination by the Company has occurred or is probable for purposes of Rule 3-05 or Article 11 of Regulation S-X under the Securities Act, upon written notice thereof by the Company to Merrill Lynch, the rights of Merrill Lynch to acquire Exchange Shares pursuant to the Initial Registration Statement and the Demand Registration Statement and to offer, sell and distribute any Exchange Shares pursuant to the Initial Registration Statement and the Demand Registration Statement and to require the Company to take action with respect to the registration of any Exchange Shares pursuant to this Agreement shall be suspended until the date on which the Company has filed such reports or obtained and filed the financial information required by Rule 3-05 or Article 11 of Regulation S-X to be included or incorporated by reference, as applicable, in the Initial Registration Statement or the Demand Registration Statement and the Company shall notify Merrill Lynch as promptly as practicable when such suspension is no longer required.





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       SECTION 3.4.  REGISTRATION EXPENSES.

       In connection with any registration statement required to be filed hereunder, the Company shall pay the following registration expenses incurred in connection with the registration (the "Registration Expenses"): (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws, (iii) printing expenses, (iv) internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing of the Exchange Shares on each securities exchange on which similar securities issued by the Company are then listed, (vi) fees and disbursements of counsel for the Company and the independent public accountants of the Company, and (vii) the fees and expenses of any experts retained by the Company in connection with such registration. Merrill Lynch shall be responsible for the payment of any and all other expenses incurred by it in connection with the registration and sale of Exchange Shares, including, without limitation, brokerage and sales commissions, underwriting fees, discounts and commissions attributable to the Exchange Shares, fees and disbursements of counsel representing Merrill Lynch, and any transfer taxes relating to the sale or disposition of the Exchange Shares.

       SECTION 3.5.  INDEMNIFICATION BY THE COMPANY.

       The Company agrees to indemnify and hold harmless Merrill Lynch, its officers, directors and agents, and each Person, if any, who controls Merrill Lynch within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Initial Registration Statement or Demand Registration Statement used for the sale of Exchange Shares by Merrill Lynch (individually, a "Resale Registration Statement") or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus contained in a Resale Registration Statement at the time it became effective (a "Resale Prospectus"), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by Merrill Lynch or on behalf of Merrill Lynch expressly for inclusion therein; provided, however, that the Company will not be liable in any case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon any untrue statement or omission contained in a Resale Prospectus which was corrected in a supplement or amendment thereto if such claim is brought by a purchaser of Exchange Shares from Merrill Lynch and Merrill Lynch failed to deliver to such purchaser the supplement or amendment to the Resale Prospectus in a timely manner.



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       SECTION 3.6.  INDEMNIFICATION BY MERRILL LYNCH.

       Merrill Lynch agrees to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 3.5 from the Company to Merrill Lynch, but only with respect to information relating to Merrill Lynch furnished in writing by Merrill Lynch or on behalf of Merrill Lynch expressly for use in any Resale Registration Statement or Resale Prospectus or any amendment or supplement thereto. Merrill Lynch also agrees to indemnify and hold harmless underwriters of the Exchange Shares, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.6.

       SECTION 3.7.  CONDUCT OF INDEMNIFICATION PROCEEDINGS.

       Each indemnified party shall give reasonably prompt notice to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in Section 3.5 or 3.6 above, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under Section 3.5 or 3.6 above. If the indemnifying party so elects within a reasonable time after receipt of notice, the indemnifying party may assume the defense of the action or proceeding at the indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and the indemnified party reasonably determines based upon advice of legal counsel experienced in such matters, that there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party shall be entitled to separate counsel at the indemnifying party's expense, which counsel shall be chosen by the indemnified party and approved by the indemnifying party, which approval shall not be unreasonably withheld; provided further, that it is understood that the indemnifying party shall not be liable for the fees, charges and disbursements of more than one separate firm. If the indemnifying party does not assume the defense, after having received the notice referred to in the first sentence of this Section, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party; in that event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party. If an indemnifying party assumes the defense of an action or proceeding in accordance with this Section, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with that action or proceeding except as set forth in the proviso in the second sentence of this Section 3.7. Unless and until a final judgment is rendered that an indemnified party is not entitled to the costs of defense under the provisions of this Section, the indemnifying party shall reimburse, promptly as they are incurred, the indemnified party's costs of defense.



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       SECTION 3.8.  CONTRIBUTION.

                  (a) If the indemnification provided for in Section 3.5 or 3.6 hereof is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by indemnified party as a result of such losses, claims, damages or liabilities as between the Company on the one hand and Merrill Lynch on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of Merrill Lynch in connection with such statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Merrill Lynch on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Merrill Lynch, and the Company's and Merrill Lynch's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (b) The Company and Merrill Lynch agree that it would not be just and equitable if contribution pursuant to this Section 3.8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.8(a). The amount paid or payable by an indemnifying party as a result of the losses, claims, damages or liabilities referred to in Sections 3.5 and 3.6 hereof shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 3.8 Merrill Lynch shall not be required to contribute any amount in excess of the amount by which the total price at which the Exchange Shares were offered to the public exceeds the amount of any damages which Merrill Lynch has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       SECTION 3.9.  AMENDMENT OF LOAN AGREEMENT.

       Merrill Lynch shall notify the Company promptly of any amendment or modification to the terms of the Loan or the Loan Agreement, including any extension of the maturity of the Loan beyond the maturity date provided in the Loan Agreement, and shall provide the Company promptly with copies of all agreements and other documents reflecting the amendment or modification.

       SECTION 3.10.  NOTICE OF REPAYMENT OF THE LOAN.

       Promptly upon the repayment of the Loan, Merrill Lynch shall notify the Company of the repayment.



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                                   ARTICLE IV
                                  MISCELLANEOUS

       SECTION 4.1.  SPECIFIC PERFORMANCE.

       THE PARTIES HERETO ACKNOWLEDGE THAT THERE WOULD BE NO ADEQUATE REMEDY AT LAW IF ANY PARTY FAILS TO PERFORM ANY OF ITS OBLIGATIONS HEREUNDER, AND ACCORDINGLY AGREE THAT EACH PARTY, IN ADDITION TO ANY OTHER REMEDY TO WHICH IT MAY BE ENTITLED AT LAW OR IN EQUITY, SHALL BE ENTITLED TO COMPEL SPECIFIC PERFORMANCE OF THE OBLIGATION OF ANY OTHER PARTY UNDER THIS AGREEMENT IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS AGREEMENT IN ANY COURT OF THE UNITED STATES OR ANY STATE THEREOF HAVING JURISDICTION.

       SECTION 4.2.  AMENDMENTS AND WAIVERS.

       The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and Merrill Lynch. No failure or delay by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon any breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement or condition.

       SECTION 4.3.  NOTICES.

       Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand or upon transmission by telecopier or similar facsimile transmission device, (b) on the date delivered by a courier service, or (c) on the third Business Day after mailing by registered or certified mail, postage prepaid, return receipt requested, in any case addressed as follows:

                  (1) if to Merrill Lynch, to Merrill Lynch International Private Finance Limited, 701 Brickell Avenue, 24th Floor, Miami, Florida 33131 or to such other address as Merrill Lynch may hereafter provide to the Company in writing for purposes of notices hereunder; and

                  (2) if to the Company, to Oasis Residential, Inc., 4041 East Sunset Road, Henderson, Nevada 89014, Attention: President, or to such other address as the Company may hereafter provide to Merrill Lynch in writing for purposes of notices hereunder.

       SECTION 4.4.  SUCCESSORS AND ASSIGNS.

       The rights and obligations of Merrill Lynch under this Agreement shall not be assignable by Merrill Lynch to any Person other than a subsidiary of Merrill Lynch and Co. This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

       SECTION 4.5.  COUNTERPARTS.

       This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.




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       SECTION 4.6.  GOVERNING LAW

       This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to the conflicts of law provisions thereof.

       SECTION 4.7.  SEVERABILITY.

       In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

       SECTION 4.8.  ENTIRE AGREEMENT.

       This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

       SECTION 4.9.  HEADINGS.

       The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision of this Agreement.










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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first written above.


                                      OASIS RESIDENTIAL, INC., a Nevada
                                      corporation


                                      By:
                                          --------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------



                                      MERRILL LYNCH INTERNATIONAL PRIVATE
                                      FINANCE LIMITED, a Delaware corporation


                                      By:
                                          --------------------------------------
                                      Name:
                                           -------------------------------------
                                      Its:
                                          --------------------------------------




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